FOR IMMEDIATE RELEASE	Contact: Timothy Bonang, Manager of Investor Relations, David J. Hegarty, President or John R. Hoadley, Treasurer (617) 796-8350 www.snhreit.com

SNH Announces Financial Results For The Periods Ended September 30, 2004

        Newton, MA (October 27, 2004): Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and nine months ended September 30, 2004, as follows (in thousands, except per share data):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Total revenues	$35,744	$32,101	$107,793	$95,293
Income from continuing operations	$12,919	$10,449	$39,010	$33,469
Net income	$12,919	$10,449	$40,229	$32,309
Funds from operations (FFO)	$23,437	$20,198	$70,434	$62,242

Weighted average shares outstanding	63,477	58,453	63,102	58,443

Per share data:
Income from continuing operations	$0.20	$0.18	$0.62	$0.57
Net income	$0.20	$0.18	$0.64	$0.55
Funds from operations (FFO)	$0.37	$0.35	$1.12	$1.06
Distributions declared	$0.32	$0.31	$0.94	$0.93

        Senior Housing Properties Trust is a real estate investment trust headquartered in Newton, MA that owns 150 senior living properties located in 31 states.

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Senior Housing Properties Trust
Financial Information
(in thousands, except per share data)

Income Statement:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Rental income	$35,426	$31,805	$105,444	$93,647
Interest and other income	318	296	2,349	1,646

Total revenues	35,744	32,101	107,793	95,293

Expenses:
Interest(1)	10,285	10,147	30,910	27,659
Depreciation	9,743	9,013	29,015	26,557
General and administrative	2,797	2,492	8,858	7,608

Total expenses	22,825	21,652	68,783	61,824

Income from continuing operations	12,919	10,449	39,010	33,469
Gain (loss) on sale of property	--	--	1,219	(1,160)

Net income	$12,919	$10,449	$40,229	$32,309

Weighted average shares outstanding	63,477	58,453	63,102	58,443

Per share data:
Income from continuing operations	$0.20	$0.18	$0.62	$0.57

Net income	$0.20	$0.18	$0.64	$0.55

Balance Sheet:

	At September 30, 2004	At December 31, 2003

Assets

Real estate properties	$1,447,874	$1,418,241
Less accumulated depreciation	188,946	160,426

	1,258,928	1,257,815
Cash and cash equivalents	2,894	3,530
Restricted cash	5,183	10,108
Deferred financing fees, net	9,854	11,311
Other assets	23,314	21,336

Total assets	$1,300,173	$1,304,100

Liabilities and Shareholders' Equity
Unsecured revolving bank credit facility	$30,000	$102,000
Senior unsecured notes, net of discount	393,734	393,612
Junior subordinated debentures due 2041(1)	28,241	27,394
Secured debt and capital leases	26,299	31,817

Total debt	478,274	554,823
Other liabilities	23,363	21,371

Total liabilities	501,637	576,194
Shareholders' equity	798,536	727,906

Total liabilities and shareholders' equity	$1,300,173	$1,304,100

(1)

Revised FASB Interpretation No. 46, which was issued in December 2003, required that we deconsolidate the entity which had issued our trust preferred securities. The deconsolidation of this entity had no impact on our financial condition or net income. However, instead of presenting trust preferred securities on our balance sheet, we present the junior subordinated debentures that we issued to that entity. Distributions on the trust preferred securities are no longer presented on our income statement, but the interest on the debentures, which is equal to the distributions on the trust preferred securities, is included in interest expense. We reclassified previously reported results for the quarter and nine months ended September 30, 2003 and the balance sheet as of December 31, 2003, to conform to the current presentation.

Senior Housing Properties Trust
Other Data
(in thousands, except per share and ratio data)

Calculation of Funds From Operations (FFO)(1):

	Quarter Ended September 30,		Nine Months Ended September 30,

	2004	2003	2004	2003
Income from continuing operations	$12,919	$10,449	$39,010	$33,469
Add: Depreciation expense	9,743	9,013	29,015	26,557
Deferred percentage rent(2)	775	736	2,409	2,216

FFO	$23,437	$20,198	$70,434	$62,242

Weighted average shares outstanding	63,477	58,453	63,102	58,443

FFO per share	$0.37	$0.35	$1.12	$1.06

Distributions declared	$0.32	$0.31	$0.94	$0.93

Leverage Ratios:

	At September 30, 2004	At December 31, 2003
Total debt / Total assets	36.8%	42.6%
Total debt / Real estate properties before depreciation	33.0%	39.1%
Total debt / Total book capitalization	37.5%	43.3%
Secured debt / Total debt	5.5%	5.7%
Secured debt / Total assets	2.0%	2.4%
Variable rate debt / Total debt	7.1%	20.0%
Variable rate debt/ Total assets	2.6%	8.5%

Coverage Ratios:

	Quarter Ended September 30,		Nine Months Ended September 30,

	2004	2003	2004	2003

Income from continuing operations	$12,919	$10,449	$ 39,010	$33,469
Deferred percentage rent	775	736	2,409	2,216
Interest expense	10,285	10,147	30,910	27,659
Depreciation expense	9,743	9,013	29,015	26,557

EBITDA(3)	$33,722	$30,345	$101,344	$89,901

EBITDA / Interest expense	3.3x	3.0x	3.3x	3.3x

(1)

We compute FFO as shown in the calculation above. Our calculation of FFO differs from the NAREIT definition of FFO because we include deferred percentage rent as discussed in Note 2 below. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, and gain or losses on sale of properties, FFO can facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(2)

We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter for purposes of calculating net income, the calculation of FFO for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(3)

We compute EBITDA as income from continuing operations plus interest expense, depreciation expense and deferred percentage rent. We consider EBITDA to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. EBITDA does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

Senior Housing Properties Trust
Other Data
The following additional data is intended to respond to frequently asked questions.
At September 30, 2004
(dollars in thousands)

	# of Properties	# of Units/Beds	Investment: carrying value before depreciation	% of Investment	Annualized Current Rent	% of Annualized Current Rent
Facility Type
Independent living communities(1)	36	10,412	$898,585	62.1%	$90,247	62.3%
Assisted living facilities	51	3,724	282,964	19.5%	29,099	20.1%
Skilled nursing facilities	61	6,433	222,772	15.4%	16,989	11.6%
Hospitals	2	364	43,553	3.0%	8,700	6.0%

Total	150	20,933	$1,447,874	100.0%	$145,035	100.0%

Tenant/Operator
Five Star/Sunrise (2)	31	7,307	$625,569	43.2%	$63,876	44.1%
Sunrise/Marriott (3)	14	4,091	325,473	22.5%	31,204	21.6%
Five Star	67	6,118	255,517	17.6%	18,324	12.6%
NewSeasons/IBC (4)	10	1,019	87,641	6.1%	9,287	6.4%
HEALTHSOUTH(5)	2	364	43,553	3.0%	8,700	6.0%
Alterra Healthcare	18	894	61,126	4.2%	7,225	5.0%
Genesis HealthCare	1	156	13,007	0.9%	1,522	1.0%
5 private companies (combined)	7	984	35,988	2.5%	4,897	3.3%

Total	150	20,933	$1,447,874	100.0%	$145,035	100.0%

Tenant Operating Statistics (Quarter Ended September 30) (6)

					Percentage of Operating Revenue Sources
	Rent Coverage		Occupancy		Private Pay		Medicare		Medicaid
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
Five Star/Sunrise (2)	1.0x	1.0x	90%	89%	85%	86%	11%	10%	4%	4%
Sunrise/Marriott (3)	1.2x	1.2x	91%	87%	82%	83%	14%	13%	4%	4%
Five Star (7)	2.2x	1.6x	89%	89%	31%	33%	22%	17%	47%	50%
NewSeasons/IBC(4) (7)	1.2x	1.1x	80%	80%	100%	100%	--	--	--	--
HEALTHSOUTH(8)	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Alterra Healthcare(7)	1.6x	1.6x	82%	85%	98%	98%	--	--	2%	2%
Genesis HealthCare	1.9x	1.6x	97%	97%	22%	25%	33%	31%	45%	44%
5 private companies (combined)	2.2x	2.2x	85%	85%	25%	24%	19%	19%	56%	57%

Tenant Operating Statistics (Nine Months Ended September 30) (6)

					Percentage of Operating Revenue Sources
	Rent Coverage		Occupancy		Private Pay		Medicare		Medicaid
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
Five Star/Sunrise (2)	1.1x	1.0x	90%	90%	85%	86%	11%	10%	4%	4%
Sunrise/Marriott (3)	1.3x	1.2x	89%	87%	82%	83%	13%	13%	5%	4%
Five Star (7)	1.9x	1.6x	89%	90%	31%	33%	22%	17%	47%	50%
NewSeasons/IBC(4) (7)	1.1x	1.1x	79%	79%	100%	100%	--	--	--	--
HEALTHSOUTH(8)	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Alterra Healthcare(7)	1.6x	1.6x	82%	86%	98%	98%	--	--	2%	2%
Genesis HealthCare	1.9x	1.3x	96%	97%	21%	23%	33%	34%	46%	43%
5 private companies (combined)	2.2x	2.3x	86%	86%	25%	23%	21%	19%	54%	58%

(1)	Properties where the majority of units are independent living apartments are classified as independent living communities.

(2)

These 31 properties leased to Five Star Quality Care, Inc., or Five Star, are managed by Sunrise Senior Living, Inc., or Sunrise. Sunrise does not guaranty our lease with Five Star. Rent coverage is after non-subordinated management fees of $5.5 million and $14.6 million and $4.3 million and $12.7 million in the quarter and nine months ended September 30, 2004 and 2003, respectively.

(3)	Marriott International, Inc., or Marriott, guarantees the lease for the 14 properties leased to Sunrise.

(4)	Independence Blue Cross, or IBC, a Pennsylvania health insurer, guarantees the lease for the 10 properties leased to NewSeasons Assisted Living Communities, Inc., or NewSeasons.

(5)

Since April 2003, we have been in litigation with HEALTHSOUTH Corporation. We are seeking that our lease with HEALTHSOUTH be reformed to increase the rent payable to us under this lease, among other matters. We have had settlement discussions with the new management of HEALTHSOUTH, but a final settlement was not achieved. This litigation remains pending and no trial date has been set. On October 26, 2004, we sent a notice of lease termination to HEALTHSOUTH. Our lease with HEALTHSOUTH requires it to manage the properties for a transition period for a management fee. Through October 2004, HEALTHSOUTH has continued to pay monthly rent to us at the rate of $8.7 million per year, but we can not predict how HEALTHSOUTH may respond to the notice of lease termination.

(6)

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods ending September 30, 2004, or the most recent prior period tenant operating results available to us from our tenants. Rent coverage is calculated as operating cash flow from our tenants’ facility operations, before subordinated charges and capital expenditure reserves, divided by rent payable to us. We have not independently verified our tenants’ operating data.

(7)	Includes data for periods prior to our ownership of these properties.

(8)

During 2003, HEALTHSOUTH issued a press release stating that its historical financial information should not be relied upon. In 2004, HEALTHSOUTH issued a press release stating that audited financial information would not be available until 2005. Because we have reason to doubt the financial information we have from HEALTHSOUTH we do not disclose any operating data for this tenant.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS. THESE STATEMENTS REPRESENT OUR PRESENT BELIEFS AND EXPECTATIONS BUT THEY MAY NOT OCCUR FOR VARIOUS REASONS. FOR EXAMPLE, AS NOTED ABOVE, WE ARE CURRENTLY INVOLVED IN LITIGATION WITH HEALTHSOUTH CONCERNING THE AMOUNT OF RENT PAYABLE TO US, OUR SETTLEMENT DISCUSSIONS WITH HEALTHSOUTH HAVE TERMINATED, WE HAVE SENT HEALTHSOUTH A LEASE TERMINATION NOTICE AND HEALTHSOUTH HAS CONTINUED TO PAY OUR RENT THROUGH THE DATE OF THE NOTICE OF LEASE TERMINATION AT A DISPUTED AMOUNT. THE FORWARD LOOKING IMPLICATIONS OF THESE STATEMENTS MAY BE THAT OUR RENT MAY INCREASE, THAT HEALTHSOUTH WILL MANAGE THE PROPERTIES FOLLOWING THE LEASE TERMINATION, THAT WE MAY BE ABLE TO LEASE THESE PROPERTIES FOR HIGHER RENT OR THAT HEALTHSOUTH MAY CONTINUE TO PAY OUR RENT AT THE CURRENT RATE. WE CANNOT PREDICT HOW HEALTHSOUTH MAY REACT TO OUR RECENT NOTICE OF LEASE TERMINATION. DISCOVERY DURING LAWSUITS OR DECISIONS BY COURTS MAY RESULT IN CONCLUSIONS THAT ARE DIFFERENT FROM ANY OF THESE IMPLICATIONS. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.